Exhibit 10.3



                                  AGREEMENT
                                  ---------

     This Agreement made effective as of February 1, 1996 by and between CUC INTERNATIONAL INC. (the "Company"), a Delaware corporation, and Christopher McLeod (the "Executive").

     WHEREAS the Executive and the Company are parties to a certain Agreement dated February 1, 1987 as amended on November 1, 1991 (the "Agreement"); and

     WHEREAS the Executive and the Company wish to make certain further amendments to the Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows: 1. Section IX of the Agreement is hereby amended to read as follows:

                                   SECTION IX
                    OTHER DUTIES OF THE EXECUTIVE DURING AND
                    ----------------------------------------
                         AFTER THE PERIOD OF EMPLOYMENT
                         ------------------------------

     A. The Executive will with reasonable notice during or after the Period of Employment furnish information as may be in his possession and fully cooperate with the Company and its affiliates as may be requested in connection with any claims or legal action in which the Company or any of its affiliates is or may become a party.

     B. The Executive recognizes and acknowledges that all information pertaining to this Agreement or to the affairs; business; results of operations; accounting methods, practices and procedures; members; acquisition candidates; financial condition; clients; customers or other relationships of the Company or any of its affiliates ("Information") is confidential and is a unique and valuable asset of the Company or any of its affiliates. Access to and knowledge of certain of the Information is essential to the performance of the Executive's duties under this Agreement. The Executive will not during the Period of Employment or thereafter, except to the extent reasonably necessary in performance of his duties under this Agreement, give to any person, firm, association, corporation, or governmental agency any Information, except as may be required by law. The Executive will not make use of the Information for his own purposes or for the benefit of any person or organization other than the Company or any of its affiliates. The Executive will also use his best efforts to prevent the disclosure of this Information by others. All records, memoranda, etc. relating to the business of the Company or its affiliates whether made by the Executive or otherwise coming into his possession are confidential and will remain the property of the Company or its affiliates.

     C. During the Period of Employment and for a twelve (12) month period thereafter, irrespective of the cause, manner or time of any termination, the Executive will not use his status with the Company or any of its affiliates to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company or any of its affiliates. For such period, the Executive will not make any statements or perform any acts intended to or which may have the effect of advancing the interest of any existing or prospective competitors of the Company or any of its affiliates or in any way injuring the interests of the Company or any of its affiliates. For such period, the Executive, without prior express written approval by the Board of Directors of the Company, will not directly or indirectly own or hold proprietary interest in or be employed by or receive compensation from any party which competes in any way or manner with the business of the Company or any of its affiliates, as such business or businesses may be conducted from time to time. The Executive acknowledges that the Company's and its affiliates' businesses are conducted nationally and internationally and agrees that the provisions in the foregoing sentence shall operate throughout the United States and the World. For such period, the Executive, without express prior written approval from the Board of Directors, will not solicit any members of the then current clients of the Company or any of its affiliates for any existing business of the Company or any of its affiliates or discuss with any employee of the Company or any of its affiliates information or operation of any business intended to compete with the Company or any of its affiliates. For such period, the Executive will not meddle with the Employee's or affairs of the Company or any of its affiliates or solicit or induce any person who is an employee of the Company or any of its affiliates to terminate any relationship such person may have with the Company or any of its affiliates, nor shall the Executive during such period directly or indirectly engage, employ or compensate, or cause or permit any person with which the Executive may be affiliated, to engage, employ or compensate, any employee of the Company or any of its affiliates. For the purposes of this Agreement, proprietary interest means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm or entity or ownership of more that 5% of any class of equity interest in a publicly-held company and the term "affiliate" shall include without limitation all subsidiaries and licensees of the Company. The Executive hereby represents and warrants that the Executive has not entered into any agreement, understanding or arrangement with any employee of the Company or any of its affiliates pertaining to any business in which the Executive has participated or plans to participate, or to the employment, engagement or compensation of any such employee. The Company's obligation to make any payments under the terms of this Agreement will cease upon any violation of the preceding paragraphs.

     D. The Executive hereby acknowledges that damages at law may be an insufficient remedy to the Company if the Executive violates the terms of this Agreement and that the Company shall be entitled to preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants contained in this Agreement without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Company may have. Without limiting the generality of the foregoing, neither party shall oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Section IX.

     E. The period of time during which the provisions of this Section IX shall be in effect shall be extended by the length of time during which the Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company's application for injunctive relief.

     F. The Executive agrees that the restrictions contained in this Section IX are an essential element of the compensation the Executive is granted hereunder and the Executive's right to retain certain stock options granted prior to the date of this Agreement and but for the Executive's agreement to comply with such restrictions, the Company would not have entered into this Agreement or allowed the Executive to retain those stock options.

     2. A new Section XVI is hereby added to read as follows:

                                   SECTION XVI
                             LIFE INSURANCE POLICIES
                             -----------------------

     A. The Executive owns insurance policies nos. 3023130, 2995020 and 2960304 with Guardian Life Insurance Company of America ("Guardian"), policies nos. 1046439, 1208351 and 1074717 with Security Mutual Life Insurance Company of New York ("Security"), and policy no. 2636033 with Canada Life ("Canada"), (the Guardian, Security and Canada policies are referred to as the "Policies"). The Policies provide a death benefit equal to the cash surrender value of the Policies. The Executive has the right to name a beneficiary for all of the death benefits, subject to the rights of the Company under the Prior Life Insurance Agreements described below in Subparagraph F. As part of the compensation paid by the Company to the Executive, the Company has advanced premium payments on the Policies through the date hereof.

     B. In consideration of the services performed by the Executive, the Company agrees to advance annual premium payments for the Policies, in the aggregate, in the amount ofapproximately $ 265,000 or such other amount as agreed to in writing between the Company and the Executive per year (the "Required Premiums") through the calendar year in which the Executive attains age sixty (60) regardless of whether the Executive is employed by the Company at the time the premiums are paid; provided, however, that the Required Premiums made by the Company shall cease in the event the Executive breaches any of the Covenants contained in Section IX of the Agreement (the "Covenants").

     C. In consideration of the Required Premiums to be advanced annually by the Company whether or not the Executive is employed by the Company pursuant to this Agreement, the Executive agrees not to breach the Covenants.

     D. In further consideration of the premiums to be advanced annually by the Company, the Executive further agrees that between the date hereof and until the date the Executive attains age sixty (60), the Executive may not withdraw any amount (either as a Policy loan or a withdrawal of cash surrender value) from the Policies.

     E. Within fifteen (15) days of the date hereof the Policies shall be transferred by the Executive to the Escrow Agent to be agreed to by the Executive and the Company (the "Escrow Agent")pursuant to an escrow agreement between the Company, the Executive and the Escrow Agent (the "Escrow Agreement"). The Escrow Agreement shall be substantially in the form annexed hereto as Exhibit A. In the event the Executive violates the Covenants prior to the Executive attaining age sixty (60), the Executive shall forfeit any interest in the Policies, and the Escrow Agent shall transfer the Policies to the Company, subject to the provisions of the Escrow Agreement. The Executive shall execute an assignment agreement ("Assignment Agreement") annexed hereto as Exhibit B to reflect the obligation of the Executive to transfer the Policies to the Company in such event, and the Assignment Agreement shall be held in escrow by the Escrow Agent. Upon the Executive having attained age sixty (60) without having violated any of the Covenants, the Escrow Agent shall return the Policies to the Executive, and the Executive shall hold all right, title and interest in and to the Policies, without regard to the terms of Section IX, but subject to the New Collateral Assignments described in Subparagraph F below.

     F. Pursuant to collateral assignment agreements dated December 13, 1988, and August 13, 1991, the Executive has assigned to the Company an interest in the Policies issued by Security(other than policy No. 1208351) equal to the premiums advanced by the Company. Pursuant to collateral assignment agreements dated

June 2, 1988, the Executive has assigned to the Company an interest in the Policies issued by Guardian equal to the premiums advanced by the Company. These agreements are referred to herein collectively as the "Prior Life Insurance Agreements". Effective as of the date hereof, new collateral assignments have been entered into between Guardian and Security (respectively), the Company and the Executive and collateral assignments have been entered into between Securities and Canada respectively, the Company and the Executive in the form annexed hereto as Exhibit C, for the seven individual Policies ("New Collateral Assignments"). Each provides that the Company shall have an interest in such Policies equal to the premiums advanced by the Company.

     G. During the term of this Agreement and further provided that the Executive does not breach the terms of the Covenants before his attainment of age sixty (60), in the event that the Company fails to make Required Premium payments for the Policies for any calendar year by December 31st of such year (the "Default Date"), the Company's right under any or all of the New Collateral Assignments to be repaid from the cash surrender value of the Policies the premiums advanced by the Company to the Executive shall be reduced by the shortfall (unless otherwise subsequently advanced by the Company) with interest at the rate of seven percent (7%) per annum (without regard to which Policy there is a failure to pay). Such interest shall be calculated from the Default Date to the earlier of the (a) date the Company advances Required Premiums with respect which there is a shortfall and certifies to the Executive that such payment is being made to make up for the shortfall or (b) date of withdrawal of premiums advanced by the Company pursuant to the New Collateral Assignment. For purposes of the preceding sentence, the Executive may request a reduction from any Policy of the premiums to be repaid to the Company pursuant to the New Collateral Assignments.

     H. In the event the Executive breaches any of the Covenants after attaining age sixty (60), the Company may seek an injunction in a court of competent jurisdiction barring the Executive from breaching such Covenants.

     IN WITNESS WHEREOF the undersigned have caused this Agreement to be executed as of the date first above written.

                                                 CUC INTERNATIONAL INC.




                                             by:     /s/ E. Kirk Shelton
                                                 -----------------------------




                                                     /s/ Christopher K. McLeod
                                                 -----------------------------
                                                        Christopher McLeod